EXHIBIT 99.1

LITHIA MOTORS INC. DECLARES QUARTERLY DIVIDEND OF $0.12 PER SHARE FOR THE FOURTH QUARTER OF 2005

MEDFORD, OREGON, February 8, 2006 (4:45 a.m. Pacific) - Lithia Motors, Inc. (NYSE: LAD) today announced that the Board of Directors has approved a dividend of $0.12 per share for the fourth quarter of 2005. Shareholders of record as of the close of the market on February 20, 2006 will receive the dividend that will be payable March 6, 2006.

About Lithia
Lithia Motors, Inc. is a Fortune 1000 and Russell 2000 Company that sells 25 brands of new vehicles and operates 94 stores and 186 franchises in 12 states in the Western United States and over the Internet through "Lithia.com-America's Car & Truck Store." Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 776-6591 or log-on to: www.lithia.com - go to Investor Relations